Exhibit 16.1

April 25, 2005


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4 of Trans-Lux Corporation's Form 8-K dated April 25, 2005, and have the following comments:

1.  We agree with the statements made in Items 4.01 (a)(i) second secentence,
    4.01 (a) (ii), and 4.01 (a)(iv)-(vi).

2.  We have no basis on which to agree or disagree with the statements made in section 4.01 (a)(i) first sentence, 4.01 (a)(iii), 4.01 (b) and 4.01 (c).

Yours truly,

/s/ Deloitte & Touche LLP